Exhibit 10.2

THIRD AMENDED AND RESTATED SECURED PROMISSORY NOTE

$3,000,000.00	As of June 25, 2007

1. FOR VALUE RECEIVED, the undersigned, STEVEN H. MADDEN, an individual residing at 175 East 73rd Street, New York, New York 10021 (the “Borrower”), hereby unconditionally promises to pay to the order of STEVEN MADDEN, LTD., a Delaware corporation (the “Corporation”), at the time, place and in the manner specified below, the principal amount of three million dollars ($3,000,000.00), and to pay simple interest on the unpaid principal amount hereof at the rate of (i) eight percent (8%) per annum (calculated on the basis of a 360-day year) from June 25, 2007 through April 5, 2009, and (ii) six percent (6%) per annum (calculated on the basis of a 360-day year), from April 6, 2009 through December 31, 2011; after which no interest shall be payable on the unpaid principal amount except under the circumstances set forth under Paragraph 4 below. This Third Amended and Restated Secured Promissory Note (the “Note”) amends, restates and replaces the Secured Promissory Note, dated June 25, 2007, the Amended and Restated Secured Promissory Note, dated December 19, 2007, and the Second Amended and Restated Secured Promissory Note, dated April 6, 2009, each as previously executed and delivered by the Borrower to the order of the Corporation to evidence a loan from the Corporation to the Borrower, together with all accrued and unpaid interest thereon (collectively, the “Original Notes”).

2. Commencing on December 31, 2014 and continuing annually on each December 31 thereafter through December 31, 2023 (the “Maturity Date”), one-tenth (1/10th) of the aggregate principal amount payable hereunder together with all interest accrued thereon shall be cancelled by the Corporation provided that the Borrower continues to be employed by the Corporation on each such December 31st and the Corporation shall release a number of Pledged Shares (as hereinafter defined) to be determined by the Corporation’s Board of Directors, in its sole discretion, generally to correlate with the amount cancelled without leaving the Corporation inadequately secured.

3. In the event of the Borrower’s death, Total Disability or a Change of Control of the Corporation, in each case as such terms are defined under Section 5.1(b) and Section 5.6, respectively, of the Third Amended Employment Agreement, dated July 15, 2005, entered into by the Corporation and the Borrower and as thereafter subsequently amended (the “Employment Agreement”), cancellation of all amounts payable hereunder shall be accelerated such that no amounts shall be payable hereunder and this Note shall be deemed paid in full provided, in each case, that the Borrower continues to be employed by the Corporation on the date of the occurrence of such event.

4. In the event that the Borrower resigns from the Corporation with Good Reason or is terminated from his employment with the Corporation other than For Cause, in each case as such terms are defined under Section 5.7 and Section 5.3, respectively, of the Employment Agreement prior to the expiration of the Term, interest at the rate of six percent (6%) per annum shall be reinstated on the remaining principal amount due hereunder from the date of such termination of employment and such amount of principal together with accrued and unpaid interest thereon shall remain due and payable in accordance with the terms hereof through the Maturity Date. If the Maturity Date shall fall on a day other than a “Business Day” (defined as a day on which national banks in New York, New York are open to the public for regular business), such payment may be made on the next succeeding Business Day without triggering the running of the time necessary to constitute a Default (as defined in Paragraph 13 below).

5. In the event that the Borrower resigns from the Corporation without Good Reason or is terminated from his employment with the Corporation For Cause, in each case as such terms are defined under Section 5.7 and Section 5.3, respectively, of the Employment Agreement, all amounts then due hereunder shall be accelerated and become due and payable to the Corporation immediately.

6. Payment of principal and interest under this Note shall be payable in lawful money of the United States of America in immediately available funds at the offices of the Corporation at 52-16 Barnett Avenue, Long Island City, New York 11104 (or such other address as constitutes the principle office of the Corporation at the time of payment, if different), or at such other place as the Corporation may designate in writing to the Borrower.

7. The Borrower may prepay this Note in whole or in part at any time and from time to time, without penalty. All payments shall be applied first to accrued and unpaid interest and then to principal.

8. The Corporation is hereby authorized by the Borrower from time to time to set off, as appropriate and apply any and all amounts due and payable to the Corporation by the Borrower under this Note against any and all amounts payable and/or equity granted to the Borrower by the Corporation pursuant to the Employment Agreement.

9. To secure the Borrower’s payment and performance of all of the Borrower’s obligations hereunder, the Borrower hereby pledges to and assigns to the Corporation, and grants to the Corporation a first priority continuing security interest in, 315,000 shares of the common stock of the Corporation, par value $.0001 per share (the “Common Stock”) owned by the Borrower (the “Pledged Shares”) and all dividends and distributions in respect of such Pledged Shares, and proceeds of all of the foregoing (collectively, the “Collateral”). The Borrower has delivered (or caused to be delivered) and pledged to the Corporation any and all certificates evidencing the Pledged Shares (accompanied by stock powers or assignments, as applicable, duly executed in blank), provided, however, that if a securities intermediary, broker or agent holds any of the Pledged Shares, the Borrower, at the Corporation’s direction, shall: (a) cause such securities intermediary, broker and/or agent to execute and deliver to the Corporation a duly executed control agreement acknowledging the pledge granted hereunder and perfecting the Corporation’s security interest in the Pledged Shares, which agreement shall be in form and substance acceptable to the Corporation in its sole discretion, or (b) authorize such securities intermediary, broker or agent to transfer the Borrower’s securities entitlements with respect to such Pledged Shares to an account as to which the Corporation is its customer. Until the Borrower’s obligations under this Note are satisfied in full, the Borrower shall not offer, sell, contract to sell, transfer or otherwise dispose of or encumber the Pledged Shares without the Corporation’s prior written consent. Except as modified by this Note, all amounts owed to the Corporation by the Borrower under the Original Notes are hereby ratified and affirmed and shall hereafter continue to be evidenced by this Note, and the security interest in the Collateral granted pursuant to the Original Notes shall remain continuously perfected, in effect and uninterrupted from the initial date of grant thereof, and nothing contained in this Note shall operate as a waiver of any right, power or remedy of the Corporation under any provision of the Original Notes or otherwise.

11. From time to time upon request by the Corporation, the Borrower shall furnish such further assurances of title with respect to the Collateral, execute such written agreements, or do such other acts, in each case as may be reasonably necessary, in the Corporation’s sole discretion, in order to perfect or continue the first priority lien and security interest of the Corporation in the Collateral.

12. The Borrower hereby authorizes the Corporation to file one or more Uniform Commercial Code (“UCC”) financing statements, and amendments and continuations thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of the Borrower (to the extent such signature is required under the laws of any applicable jurisdiction).

13. If the Borrower fails to make any payment of principal or interest on the date when such payment is due and payable under this Note and such failure continues for a period of three (3) days (a “Default”), then, in addition to all other rights, options and remedies granted or available to the Corporation under this Note, the Corporation may, upon or at any time after the occurrence of a Default, exercise any and all rights of a secured creditor under the UCC, as in effect from time to time, and under any other applicable law or in equity.

14. The Borrower waives presentment, notice of dishonor and protest of this Note. The Corporation shall not be deemed to have waived any of its rights or remedies hereunder unless such waiver shall be in writing and signed by the Corporation, and no delay or omission by the Corporation in exercising any of its rights or remedies hereunder shall operate as a waiver thereof. A waiver of any right or remedy on one occasion shall not be construed as a waiver of any other right or remedy then or thereafter existing.

15. This Note may not be modified or amended without the express written consent of the Corporation and the Borrower.

16. This Note shall be binding upon the Borrower and the Borrower’s heirs, legal representatives, successors and assigns. This Note may be transferred and assigned by the Corporation in its sole discretion. This Note may be transferred and assigned by the Borrower only with the prior written consent of the Corporation, such consent to be given in the Corporation’s absolute discretion.

17. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

18. THE BORROWER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK. THE BORROWER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER HIS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT HIS ADDRESS SET FORTH ABOVE OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE CORPORATION’S RECORDS AS THE ADDRESS OF THE BORROWER.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE CORPORATION AND THE BORROWER WAIVES TRIAL BY JURY, AND THE BORROWER ALSO WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR IMMUNITY, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

19. In the event of a Default under this Note, the Borrower agrees to pay all costs of collection, including reasonable attorney’s fees, incurred in collection of this Note and enforcement of the Corporation’s rights and remedies.

IN WITNESS WHEREOF, the Borrower has hereunto set his hand as of the day and year first above written.

/s/ Steven H. Madden
Steven H. Madden